Exhibit 10.1
BIBBY FINANCIAL SERVICES
RECOURSE INVOICE DISCOUNTING
AGREEMENT
MADE WITH SIGNATURE INDUSTRIES
LIMITED

BIBBY FINANCIAL SERVICES
A.	PARTIES
This Agreement is made between:
(1)	Bibby Invoice Discounting Limited whose registered office is at 105 Duke Street, Liverpool L1 5JQ (registered number 4105467) (“we”/“us”); and

(2)	the client identified in the Client Particulars (“you”).
B.	INTRODUCTION
1.	This Agreement is a recourse invoice discounting agreement and sets out the terms upon which we will purchase your Debts. Until we tell you to the contrary:
1.1	you will act as our agent to collect payment of Debts due from your Customers;

1.2	you will not be required to comply with condition 8.2.1 of the Standard Conditions; and

1.3	conditions 8.6 and 8.7 of the Standard Conditions will apply to this Agreement.
2.	You agree to sell and we agree to purchase with full title guarantee on the terms of this Agreement all the Debts referred to in clause 4 of the Particulars.

3.
“This Agreement” shall comprise this document, the Standard Conditions for the Purchase of Debts (Edition A/2004) and any schedule or other document expressly incorporated into this Agreement and any variation or extension agreed in accordance with condition 16 of the Standard Conditions. Any terms set out in a Letter of Offer and any other statements or representations by us or implied terms are excluded.

4.	This Agreement is dated on the date on which the last of us signs it.

C.	PARTICULARS
1.	The Commencement Date is (condition 2.1).

2.	The Minimum Period of this Agreement is 18 months from the first day of the month following the Commencement Date (condition 2.1).

3.	The Minimum Notice Period is 6 months (condition 2.1).

4.	This Agreement shall apply to the following categories of Debts: All Debts (condition 3.1).

5.	The Approved Funding Percentage is 80% (Domestic), 70% (Export) (definition of “Available Funds” in condition 21).

6.
The Customer Concentration Percentage is 10% or £100,000 of approved sales ledger for prepayment purposes subject to credit worthiness of the debtor concerned, unless specifically agreed (condition 6.8.3).

7.	The Retrospective Fee is 0.25% (Domestic), 0.3% (Export) (condition 7.1.1).

8.	The Fee is 0.25% (Domestic), 0.3% (Export) (condition 7.1.2).

9.	The Refactoring Fee is 0.5% of the Notified Value of each Debt which is Outstanding 90 days after the end of the month (condition 7.1.3).

10.	The Minimum Fees shall be £60,000 a year (condition 7.3).

11.	The Factor’s Discount is 2.00% above the higher of Barclays Bank Plc base rate or 3 month LIBOR subject to a minimum of 3.5% (conditions 7.9 and 7.10).

12.	The Funding Limit is £2,500,000, increasing to £3,500,000 (See condition No. 47) (condition 6.8.2).

13.	The Credit Note Limit is £1,000 excluding Value Added Tax (condition 10.1.4).

14.	The Approval Period is 90 days from the date of the relevant invoice (condition 5.7).

D.	SPECIAL CONDITIONS
Audit
1. In our absolute discretion, we may take steps to verify the Notified Debts at any time to satisfy ourselves of the validity of such Debts.
2. In our absolute discretion, we may undertake audits at any time to satisfy ourselves of the viability of your business. If we are required to undertake more than 4 audits a year, we will charge you £500 plus VAT, or such other sum as we shall tell you in writing from time to time, for each additional audit.
Documents
3. If applicable, a signed proof of delivery or collection must be obtained for each Debt and the original of such document must be provided to us upon our request.
4. If applicable, timesheets signed by your Customers must be obtained for each Debt and the originals of such documents must be provided to us on request.
5. You will provide us with a copy of your monthly management accounts within 4 weeks of each month end, commencing with the month end following initial payment.
6. You will retain Customer remittance advices and make these available to us upon request. Where a remittance advice is not received, you will retain a copy of the relevant cheque.
Fees
7. You will pay to us a legal documentation fee of £15,000 plus VAT to cover the cost of preparing, executing and, if appropriate, registering such documentation. Such documentation fee will be debited to your Client Account at any time after the Commencement Date.

Notification of Debts
8. Upon Notification of a Debt to us, you will immediately send to us:
•	your day book listings
9. Until we advise you in writing to the contrary you are not required to Notify to us the following Debts, which will be designated as Non-notifiable Debts: All associated companies.
10. Unless we agree in writing, we will not make any Prepayment against:
•	invoices evidencing Debts for stage or progress payments

•	Debts arising under a Contract of Sale which contains terms entitling the Customer to return the goods

•	Debts owed by non-business Customers

•	Debts owed by an Associate

•	Debts payable on a pro forma basis or by cash on delivery

•	Debts arising from the sale of capital assets

•	Debts arising from rental or leasing agreements

•	Debts owed by a Customer who also supplies goods or services to you but we agree that you do not need to notify us in relation to such Debts unless we instruct you to do so.
11. You will not enter into Contracts of Sale containing terms providing for payment of the Debt on a pro forma basis or cash on delivery with any Customer to whom you have previously extended credit without our prior written consent but we agree that you do not need to notify us in relation to such Debts unless we instruct you to do so.
Computerised Services
12. We will provide you with our Computerised Services on the terms set out in condition 12 of the Standard Conditions.

Export Debts
13. The Purchase Price of Debts payable in Approved Currencies shall be payable in Sterling, Dollars or Euros.
14. Where we agree to pay you the Purchase Price of Export Debts in a currency other than Sterling:
14.1 condition 4.2 of the Standard Conditions will not apply;
14.2 any payment to you will be made in the currency of the Debt unless we tell you otherwise;
14.3 the Retrospective Fee, Fee and Refactoring Fee (if payable as a percentage of the Notified Value of the Debt) and Factor’s Discount will be charged to you in the currency of the Debt; and
14.4 we shall maintain separate Client, Sales Ledger Control and Current Accounts to record the sale and purchase of such Export Debts.
14.5 We may appoint, at our own expense, Bibby Factors International Limited as our agent for the purpose of:
14.5.1 managing the administration of your Export Debts sales ledger;
14.5.2 maintaining your Client Account, Current Account and Sales Ledger Control Account relating to Export Debts; and
14.5.3 paying you the Purchase Price of Export Debts and Prepayments on account of the Purchase Price of Export Debts;
15. The following currencies will also be “Approved Currencies”: GBP, USD, EUR.
16. The following countries are excluded from the definition of “Accepted Countries”: Those not covered by credit insurance.
17. We may at any time give you notice in writing that a currency will no longer be an Approved Currency or a country will no longer be an Accepted Country. Such notice will not affect Export Debts Notified to us prior to such notice.

18. We confirm that Customers domiciled in Accepted Countries may make payment of Export Debts to us in Approved Currencies.
19. Any payment made by a Customer in or towards payment of an Export Debt shall not be treated as a Collection until we have received value for such payment in our bank account.
20. For the purpose of calculating the amount of any Export Debt owed by a Customer or any amount that you may owe us that is expressed in a foreign currency, we may convert such amount into Sterling at the spot selling rate of exchange for the relevant currency quoted by our bankers on the date such amount is due to us.
21. In relation to each Export Debt included in an Invoice Schedule, in addition to the warranties set out in condition 11.1 of the Standard Conditions, you will additionally give all the following warranties:
21.1 the Customer carries on business in an Accepted Country and the invoice(s) evidencing the Export Debt are addressed to the Customer at such place of business;
21.2 to the best of your knowledge the Customer has all authorities, licences and permits necessary for him lawfully to purchase and import the goods into the Accepted Country and to pay for them by the due date(s) for payment;
21.3 to the best of your knowledge the exportation of the goods to the Accepted Country does not breach the laws of the UK or any other country;
21.4 the Contract of Sale provides for payment in Sterling or an Approved Currency and the invoice(s) evidencing the Export Debt are expressed in the relevant currency;
21.5 except where provided to the contrary in this Agreement, the invoice(s) evidencing the Export Debt will bear a notice of assignment of the Export Debt to us in such format as we shall tell you.

Conditions to be satisfied prior to our making Prepayments
22. We will require regular monthly management accounts — to include profit and loss, balance sheet and a rolling 3 month cash flow. Breakdown of any material delinquent debtors — balances in excess of £100,000 — detailing what the issue is and what action is being taken to resolve.
23. We will require sight and satisfaction with K10 and Q10 reports on the group as published.
24. We will hold a fixed reserve of 0.25% of total legder of £50,000 (whichever is the greater) in respect of any liability pertaining to warranty claims should the business cease to trade.
25. We will only fund to insured limits — expection being that we will fund any uninsured customer to a level of 5% of the total ledger subject to an overall non insured funding cap of 10% of the total ledger.
26. Debt turn covenant of 60 days maximum (UK), 80 days (Export).
27. Dilution covenant not to exceed 5% maximum. Prepayment to be reduced by 2% for every 1% breach.
28. We are to be notified of any deviation in customer payment terms or value of early settlement discounts.
29. We are to be notified of any new contracts entered with customers prior to funding.
30. Contra accounts positions will be reserved for.
31. Chemring balance to be non notified, due to the dispute and the contra position.
32. Invoices should only be assigned following completion of work and supported with an individual purchase order. Client to advise us if it is not the case and we will reserve.
33. Cash and pro-forma invoices to be reserved for.
34. Sales relating to the hire of equipment to be reserved for.

35. Invoices to the United States Air Force to be reserved for.
36. Invoices subject to deposits, staged payments and retentions to be reserved for.
37. Invoices to MOD to be reserved for.
38. Sales to non approved countries to be non notified.
39. Sales to associate companies — Keyswitch Varley Limited and Digital Angel Corporation to be non notified.
40. We will require that any repatriation of surplus cash to the US parent or associated businesses to be preceded by either giving us 90 days notice or receiving our express approval — to be based on our understanding of cash adequacy at the time provided, however, that notice or consent is not required to make payments of principal and/or interest pursuant to the tems of that revolving intercompany loan agreement dated [ ] April 2009 between Destron Fearing Corporation and Signature Industries Limited (“the Destron Fearing Loan”) so long as such payments are within the limits set forth in the cash flow projection provided by you to us and such sums shall not exceed on a 3 month rolling basis more than £146,000 plus interest.
Before we make any payments to you:
41. you will provide us with:
41.1 a corporate guarantee and indemnity in respect of your obligations to us executed by Digital Angel Corporation and Keyswitch Varley Limited;
41.2 a warranty and indemnity in respect of your obligations to us executed by Brian Clayton, John Joseph Grant and Trevor Gerald Gage;
41.3 a copy of your standard terms and conditions of business;
41.4 six copies of your standard headed stationery;
42. you will write to all Customers who pay you by BACS, CHAPS or any other form of electronic transfer using wording which we will provide to you, giving them our bank account details and telling them to make payment of Debts to such account;

43. we will require:
43.1 proof of the identity and current residential addresses of Brain Clayton and John Joseph Grant and Trevor Gerald Gage by each of them providing to us the originals of a current passport or driver’s licence (provided it contains a photograph of the licence holder) and a recent telephone and/or electricity bill showing their current residential addresses;
44. we will verify to our satisfaction the validity of your Outstanding Debts;
45. we will require to verify the take on ledger to a level sufficient to us to provide comfort;
46. we will take on full ledger and run on a shadow basis. We will reserve/disapprove for areas we do not want to fund;
47. we will commence with a funding limit of £2,500,000 and subsequent to continued satisfactory operation of the facility and financial progress of the business we will increase funding in 2 further tranches of £500,000 based upon cash needs of the business and ability to generate the required level of funding;
48. there will be facility fees of £5,000 per increase, payable immediately the facility is increased;
49. we will require sight and satisfaction of all existing contracts with customers;
50. we will require sight and satifaction with Chemring Agreement/documentation to evidence resolution;
51. the release of RBS security;
52. we will requie a detailed reference from RBS;
53. we will register a Debenture in our standard formart;

54. we are to stand as first charge holder over all assets of the business including WIP and stock;
55. we will require warranties from all operational Directors;
56. we will require cross company guarantee and indemnities will be required from associated entities and the parent company;
57. we will require a loan postponement from the parent company and a negative pledge that such loan will not be withdrawn without our consent but we shall allow scheduled repayments in respect of the loan and the Destron Fearing Loan but such sums shall not exceed on a 3 month rolling basis more than £146,000 plus interest;
58. credit insurance policy to be assigned to us;
59. we will require sight and satisfacton of the current insurance policy and details of cover provided;
60. customers to be advised of the Bibby Invoice Discounting trust account details;
61. we will require confirmation that supply contracts are suitable for the facility to be offered;
62. Chemring debt to be excluded from funding until dispute is resolved;
63. other creditor figure in balance sheet to be explained satisfactorily. Should the explanation require further investigation we reserve the right, as part of a pre-fund review to appoint 3rd party accountants to advise (all costs to be borne by you);
64. US parental company guarantee and loan postponement to be drawn up using our US lawyers (all costs to be borne by you).
65. Each party agrees that any third party broker or arranger fees that may be due as a result of entering into this Agreement shall be on each party’s acount and neither party shall be responsible for any such fees agreed to by the other.

E.	CLIENT PARTICULARS
1.	Your payment terms are:

30 — 60 days.

2.	The nature of your business is:

Design and manufacture of Search & Research Radios and Beacons, Alarms Sounders & Strobes and the sale of Radio Communication Equipment.

3.	Your full name(s) is/are:

Signature Industries Limited.

4.	Your trading style is:

Signature Industries Limited.

5.	Your principal place of business is:

Tom Cribb Road, Thamesmead, London, SE28 0BH.

6.	Your residential address(es) is/are:

Brain Clayton, 10 Pishiobury Drive, Sawbridgeworth, Herts, CM21 0AE.
John Joseph Grant, 11 Monikie Gardens, Bishopbriggs, Glasgow, G64 1XY.
Trevor Gerald Gage, 2 Quilberry Drive, Queensborough Lane Great, Braintree, Essex, CM77 7GG.

7.	Your registered number is:

02800561.